EXHIBIT 1.3
DIAGEO PLC AND DIAGEO FINANCE B.V.
OFFICER’S CERTIFICATE
In connection with the issuance of the 5.30% Guaranteed Notes due 2015 (the “Securities”) by Diageo Finance B.V. (the “Issuer”) pursuant to the Indenture dated as of December 8, 2003 (the “Indenture”) among the Issuer, Diageo plc (the “Guarantor”) and Citibank, N.A., as Trustee (section references herein being to the Indenture), and pursuant to the authorization of the Board of Directors, or a duly authorized committee thereof, of the Guarantor by Resolutions adopted on November 11, 2003 and October 18, 2005 and of the Board of Directors, or a duly authorized committee thereof, of the Issuer by Resolutions adopted on November 7, 2003 and October 24, 2005, each of the undersigned hereby confirms that the following terms and conditions of the Securities were established in accordance with Section 301 of the Indenture:

Title of Securities:	5.30% Guaranteed Notes due 2015

Issue Price:	99.785%

Issue Date:	October 28, 2005

Principal Amount of Securities:	$750,000,000

Form of Securities:	The Securities will be issued in the form of a global note that will be deposited with The Depository Trust company, New York, New York (“DTC”) on the closing date. The global note will be issued to DTC, which will be executed and delivered in substantially the form attached hereto as Exhibit A. In certain circumstances described in the Indenture, Securities may be issued in definitive form.

Maturity:	October 28, 2015

Interest Rate:	5.30% per annum, accruing from October 28, 2005.

Interest Payment Dates:	Interest shall be payable on October 28 and April 28 of each year, commencing on April 28, 2006 provided that if such Interest Payment Date is not a Business Day, the Interest Payment Date shall be postponed to the next Business Day. “Business Day” shall have the meaning assigned to it in the Indenture.

Regular Record Dates:	Interest shall be paid to the holder in whose name the Securities are registered at the close of business on the April 15 or October 15 (whether or not a Business Day), as the case may be, next preceding the relevant Interest Payment Date.

Place of Payment, Paying Agent, Registration of Transfer and Exchange:	Citibank, N.A. Corporate Agency & Trust 388 Greenwich Street 14th Floor New York, NY 10013

Notices and Demands to Issuer:	Diageo Finance B.V. Molenwerf 10-12 1014 BG Amsterdam The Netherlands Attn: Secretary or Diageo North America, Inc. 801 Main Street Norwalk, CT 06851 United States

Notices and Demands to Guarantor:	Diageo plc 8 Henrietta Place London W1G 0NB England Attn: Secretary or Diageo North America, Inc. 801 Main Street Norwalk, CT 06851 United States

Redemption Provisions:	Optional, in whole but not in part, at the option of the Issuer or the Guarantor, at any time in accordance with Section 1108 of the Indenture

Defeasance and Discharge of Securities (Section 403):	Applicable

Additional Amounts:	Pursuant to Section 1004 of the Indenture, the obligations of the Issuer and the Guarantor to pay additional amounts thereunder shall be subject to the additional exceptions specified in the form of Notes set forth in Exhibit A hereto.

Other Term of the Securities:	The other terms of the Securities shall be substantially as set forth in the Indenture, the form of Notes attached hereto as Exhibit A, the Prospectus dated December 8, 2003 (the “Prospectus”) relating to the Securities and the Prospectus Supplement dated October 25, 2005 to the Prospectus.
     In connection with the aforementioned issuance, each of the undersigned hereby certifies to the best of his or her knowledge that:
     1. He or she has read the provisions of the Indenture setting forth covenants and conditions to the Trustee’s authentication and delivery of the Securities and the Guarantees endorsed thereon by the Guarantor, and the definitions in the Indenture relating thereto.
     2. He or she has examined the resolutions of the Board of Directors of the Issuer or the Guarantor, as applicable, adopted prior to the date hereof relating to the authorization, issuance, authentication and delivery of the Securities and the Guarantees, such other corporate records of the Issuer and the Guarantor, as applicable, and such other documents deemed necessary as a basis for the opinion hereinafter expressed.
     3. In his or her opinion, such examination is sufficient to enable him or her to express an informed opinion as to whether the covenants and conditions referred to above have been complied with.
     4. He or she is of the opinion that the covenants and conditions referred to above have been complied with.

     IN WITNESS WHEREOF, each of the undersigned has hereunto signed his name.
Dated: October 28, 2005

DIAGEO FINANCE B.V.
By:	/s/ M.C.T.M. Gerichhausen
	Name:	M.C.T.M. Gerichhausen
	Title:	Managing Director

By:	/s/ D.M.F. Leese
	Name:	D.M.F. Leese
	Title:	Managing Director

DIAGEO PLC
By:	/s/ N.C. Rose
	Name:	N.C. Rose
	Title:	Chief Financial Officer